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Exhibit 10.1

                           Amendment Agreement
                                 between
      Oldenburgische Erdolgesellschaft mbH, Riethorst 12, 30633 Hanover,
                  Germany (hereinafter "OEG" or "Company")
                                   and
      North European Oil Royalty Trust, Red Bank, New Jersey 07701, USA
                (hereinafter "NEORT" or "Royalty Creditor")


                                 Preamble

In 1929, OEG and the legal predecessor of the royalty creditor concluded a contract on the payment of royalties on the production of certain natural resources by OEG. This contract has since been changed by amendments dated 05/15/1950, 04/02/1979, 10/08 and 11/23/1987, 09/08 and 09/14/1992, 10/29
and 11/05/2009 as well as 01/18 and 01/21/2011.

Below, the parties agree on the following, thereby amending the respective existing regulation:


   1. For the royalties from the contractual area, a change from the gas prices ex field used as a calculation basis to the respective public (staatlich) assessment base (=ex-field-price) plus 3% is agreed.

   2. For the royalties from the contract area a change from the oil price ex field used as calculation basis to the respective public (staatlich) market value (=ex-field-price) is agreed.

   3. The aforementioned changes will be carried out for gas starting with the accounting year 2016 and for oil with the accounting year 2015.

   4. For the year 2015 only, the change from the gas prices ex field used as a calculation basis to the public (staatlich) assessment base for gas from the contractual area will be carried out with a surcharge of 5%.

   5. From the accounting year 2015 onwards, the audit concerning the gas and oil prices used as a basis for the determination of the proceeds will be limited to a comparison with the public (staatlich) ex field-prices for gas and oil (i.e. discontinuance of the extensive price reviews).


Apart from that, the contracts remain unchanged.


Date:  August 26, 2016                Date:  August 17, 2016

NEORT: /s/ Robert P. Adelman          OEG: /s/ Dr. Thomas Hoechel
                                           /s/ Ronny A. Hauck